                    AGREEMENT OF SALE OF MEMBERSHIP INTEREST

           This Agreement of Sale of Membership Interest (this "Agreement") is made as of June 24, 2000, by and between CC INDUSTRIES, INC. ("Buyer") and ALLIED PRODUCTS CORPORATION ("Seller").

                                    RECITALS

           Bush Hog, L.L.C., a Delaware limited liability company (the "Company") was formed pursuant to that certain Amended and Restated Limited Liability Company Agreement dated as of March 7, 2000 (the "Operating Agreement") by and between Seller, and Bush Hog Investors, L.L.C. ("BHI"). Seller owns 19.9% of the membership interests of the Company (the "Transferred Interests").

           Pursuant to a Membership Interest Pledge and Security Agreement dated March 7, 2000 as amended by a First Amendment to Membership Interest Pledge and Security Agreement dated June 24, 2000 (as amended, the "Security Assignment"), Seller assigned the Transferred Interests to BHI as collateral to secure payment of certain obligations of Seller under that certain Limited Liability Company Interest Purchase and Asset Contribution Agreement dated October 21, 1999 between Seller, BHI and the Company, as amended ("Purchase Agreement").

           The Company has also pledged the Transferred Interests (i) to secure certain indebtedness to LaSalle Bank National Association pursuant to a Loan and Security Agreement dated March 7, 2000 between Seller and LaSalle Bank National Association ("LaSalle Collateral Assignment") and (ii) to secure certain obligations to Foothill Capital Corporation pursuant to a Collateral Assignment of Membership Interest dated March __, 2000 ("Foothill Collateral Assignment"). The liens secured by the Security Agreement, the LaSalle Collateral Assignment and the Foothill Collateral Assignment are herein called (the "Prior Liens").

           Seller desires to sell the Transferred Interests to Purchaser and Purchaser desires to purchase such interests on the terms and conditions set forth herein.

           Now therefore, in consideration of the representations, warranties, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. ASSIGNMENT OF TRANSFERRED INTERESTS. On the terms and subject to the conditions set forth in this Agreement, Seller agrees that simultaneously with the execution hereof, it will sell and assign to Buyer, and Buyer hereby purchases and accepts from Seller, the Transferred Interests, free and clear of all liens, claims, security interests and encumbrances of any kind other than those created under the Operating Agreement. The Transferred Interests include all of Seller's rights, benefits, privileges, title, interest and power in, to, under and with respect to the Company, including, without limitation, (1) all of Seller's rights, benefits, privileges, title, interest and power in, to, under and with respect to the capital, capital accounts, income, profits (whether distributed or undistributed), net cash receipts, proceeds of sale and refinancing, gains, losses, credits, distributions and property of the Company, and all proceeds, products, avails or realizations of any kind or character of or from any of the foregoing, and (2) all of Seller's rights, benefits, privileges, title interest and powers in, to, under and with respect to, the Company pursuant to the Operating Agreement or applicable law. To effect such assignment, Seller and Buyer shall execute the Membership Interest Assignment and Assumption Agreement substantially in the form attached as Exhibit A. Simultaneously with the execution of this Agreement, Seller shall deliver to Buyer, a release of the Prior Liens, in a form reasonably acceptable to Buyer.

           2.        PURCHASE PRICE.

                     (a) The purchase price (the "Purchase Price") for the Transferred Interests shall be Thirty One Million Four Hundred Twenty Six Thousand One Hundred Thirty-Four Dollars ($31,426,134) adjusted as follows: (i) minus the net amount paid by Seller pursuant to
           Section 1.5(a)(iv)(D) of the Purchase Agreement ("Purchase Agreement Price Adjustment") multiplied by 19.9/80.1, (ii) plus 19.9% of the cash of the Company on June 24, 2000 (the "Closing Date"), (iii) minus 19.9% of the bank debt of the Company as of the Closing Date,
           (iv) plus (or minus) 19.9% of the increase (or decrease) in the June Closing Date Adjusted Working Capital, as defined below, over the Final Adjusted Working Capital under the Purchase Agreement, (v) plus (or minus) 19.9% of any increase (or decrease) in the June Closing Date Adjusted Net Tangible Investment, as defined below, over the Final Adjusted Net Tangible Investment under the Purchase Agreement, and (vi) minus (or plus) 19.9% of any increase (or decrease) in the June Closing Date Long Term Liabilities, as defined below, over the total capitalized lease obligations as shown on the Closing Date Balance Sheet, as defined in the Purchase Agreement, adjusted to reflect any changes in such obligations made in determining the Purchase Agreement Price Adjustments.

                     (b) For purposes of this Section 2, June Closing Date Adjusted Working Capital, June Closing Date Adjusted Net Tangible Investment and June Closing Date Long Term Assumed Liabilities shall be calculated and determined as follows:

                               (i) CALCULATION OF JUNE CLOSING DATE ADJUSTED
                     WORKING CAPITAL. The "June Closing Date Adjusted Working Capital" shall be equal to the excess of the June Adjusted Current Assets as set forth in the June Closing Date Balance Sheet over June Adjusted Current Liabilities as set forth in the June Closing Date Balance Sheet.

                                          (A) The term "June Adjusted Current
                               Assets" shall mean the categories of current assets included in the Final Adjusted Working Capital under the Purchase Agreement and shall be computed on a basis consistent with the computation of such assets in the Final Adjusted Working Capital;

                                          (B) "June Adjusted Current
                               Liabilities" shall be computed on a basis consistent with the computation of such liabilities in the Final Adjusted Working Capital but shall include all liabilities which would be included in current liabilities under GAAP other than the current portion of capitalized lease obligations included in the determination of the June Closing Date Long Term Liabilities.

                               (ii) CALCULATION OF JUNE CLOSING DATE ADJUSTED
                     NET TANGIBLE INVESTMENT. The "June Closing Date Adjusted Net Tangible Investment" shall mean the amount of the Company's plant and equipment, net of accumulated depreciation as set forth in the June Closing Date Balance Sheet. The June Closing Date Adjusted Net Tangible Investment attributable to plant and equipment included in the Final Adjusted Net Tangible Investment, as such term is used in the Purchase Agreement, shall be determined utilizing the value assigned to such plant and equipment net of depreciation in the Final Adjusted Net Tangible Investment and the method of depreciation utilized in determining such Final Adjusted Net Tangible Investment.

                               (iii) CALCULATION OF JUNE CLOSING DATE LONG TERM
                     ASSUMED LIABILITIES. The June Closing Date Long Term Assumed Liabilities shall be the sum of the June Closing Date Capitalized Lease Obligations. The June Closing Date Capitalized Lease Obligations shall be determined in the same manner as the Closing Date Capitalized Tractor Lease Obligations were determined for purposes of the Final Long Term Assumed Liabilities under the Purchase Agreement.

                               (iv) POST-CLOSING PAYMENT OF PURCHASE PRICE ADJUSTMENTS.

                                          (A) Within forty-five (45) days after
                               the later of (x) the Closing Date and (y) the date the Purchase Agreement Price Adjustment is determined, Buyer will prepare, and deliver to Seller, the balance sheet of the Company as of the close of business on the Closing Date (the "June Closing Date Balance Sheet") and a report (the "June Adjustment Report"), showing the computation of June Closing Date Adjusted Working Capital, June Closing Date Adjusted Net Tangible Investment and June Closing Date Long Term Assumed Liabilities, computed in accordance with the definitions of June Closing Date Adjusted Working Capital, June Closing Date Adjusted Net Tangible Investment and June Closing Date Long Term Assumed Liabilities set forth herein, and which shall set forth the adjustments to the Purchase Price in Section 2(a). Such June Closing Date Balance Sheet will be prepared in accordance with GAAP and the June Adjustment Report will be prepared in accordance with this Section 2(b). The June Closing Date Balance Sheet shall include and reflect information related to the business of the Company which becomes available after the Closing (other than subsequent events), through the date the June Closing Date Balance Sheet is prepared, and which according to GAAP should be reflected in the June Closing Date Balance Sheet.

                                          (B) At Seller's request, Buyer shall
                               promptly provide Seller and its accountants with access to the Company's books, records and workpapers supporting the preparation of the June Closing Date Balance Sheet and the June Adjustment Report. Within thirty (30) days after receipt of the June Closing Date Balance Sheet and the June Adjustment Report, Seller may, by written notice to Buyer, object to the June Closing

                               Date Balance Sheet and June Adjustment
                               Report (the "Objection Notice"). Within
                               twenty-one (21) days following delivery of the Objection Notice, Seller and Buyer shall attempt in good faith to resolve all disputes between them regarding these items. If Seller and Buyer cannot resolve all such disputes within such twenty-one (21) day period, the matters in dispute shall be determined by an Arbiter. Promptly, but not later than twenty-one (21) days after the acceptance of its appointment, the Arbiter will determine (based solely on presentations by Seller and Buyer to the Arbiter and not by independent review) only those items in dispute and will render a report as to its resolution of such items and the resulting calculation of such items in dispute. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Arbiter. For purposes of Arbiter's calculation of the June Closing Date Adjusted Working Capital, June Closing Date Adjusted Net Tangible Investment and/or June Closing Date Long Term Assumed Liabilities the amounts to be included will be the appropriate amounts from the June Closing Date Balance Sheet and the June Adjustment Report, as the case may be, as to items that are not in dispute and the amounts determined by the Arbiter, as to items that are submitted for resolution by the Arbiter. Seller and Buyer shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon Seller and Buyer. Any fees or expenses payable to the Arbiter shall be paid by the party that does not substantially prevail on the disputed issues (as determined by the Arbiter).

                                          (C) If Seller does not timely deliver
                               an Objection Notice, Seller shall be deemed to have accepted the June Closing Date Adjusted Working Capital, June Closing Date Adjusted Net Tangible Investment and/or June Closing Date Long Term Assumed Liabilities, as the case may be. If Seller timely delivers an Objection Notice, the June Closing Date Adjusted Working Capital, the June Closing Date Adjusted Net Tangible Investment and June Closing Date Long Term Assumed Liabilities, shall be the applicable amounts determined pursuant to Section 2(b)(iv)(B).

                                          (D) Each of the adjustments to the
                               Purchase Price required pursuant to Section 2(a) shall be set off against the others so that only one party shall make one net payment ("Net Adjustment Payment") to the other. Within five days after determination of the June Closing Date Working Capital, June Closing Date Adjusted Net Tangible Investment, and June Closing Date Long Term Assumed Liabilities, the party owing the Net Adjustment Payment shall pay such amount to the other party to this Agreement. Such payment shall include interest on such payments calculated at an annual rate of eight percent (8%) from the Closing Date to the date of payment. Any payment pursuant to this Section (excluding payments attributable to interest) will be treated by the parties as an increase or decrease in the Purchase Price and shall be appropriately adjusted to reflect any Estimated Adjustments paid at the Closing Date.

                                          (E) Notwithstanding the foregoing, on
                               or prior to the Closing Date Seller and Buyer shall in good faith attempt to agree on an estimate of the adjustments to the Purchase Price pursuant to Section 2(a) (any such agreement herein, the "Estimated Adjustments").

                     (c) INVENTORY. The Inventory as of the Closing Date shall be determined in accordance with the inventory valuation principles used to determine the Final Adjusted Working Capital under the Purchase Agreement and in conformity with GAAP on a basis consistent with past practices of Seller but there shall not be a physical count of the inventory. The inventory shall be priced in accordance with such principles with appropriate adjustment for obsolete, used, slow-moving, overstock, damaged or defective goods in accordance with the valuation principles used to determine the Final Adjusted Working Capital. Any disputes under this section shall be resolved by the Arbiter in accordance with Section 2(b)(iv)(B).

                     (d) PAYMENT. On the Closing Date, an amount ("Estimated Purchase Price") equal to Thirty One Million Four Hundred Twenty-Six Thousand One Hundred Thirty Four Dollars ($31,426,134) reduced by an Estimated Adjustment of Two Million Nine Hundred Seventy-Four Thousand Eight Hundred Five Dollars ($2,974,805) shall be paid by Buyer to or on behalf of Seller as follows:

                               (i) One Million Five Hundred Thirteen Thousand
                     Four Hundred Seventy Three Dollar ($1,513,473) plus interest of Thirty Six Thousand Eight Hundred Twenty One Dollars ($36,821) (such interest calculated at the rate of 8% per annum on such amount from March 7, 2000 to the date of payment) shall be paid to BHI, as a partial payment on the adjustment to the Purchase Price under the Purchase Agreement;

                               (ii) Five Million Three Hundred Seventy Five
                     Thousand Five Hundred Twenty One Dollars ($5,375,521) shall be paid to BHI to be held by it pursuant to the Security Assignment;

                               (iii) Two Hundred Thousand Dollars ($200,000)
                     shall be retained by Buyer pending final determination of the Purchase Price;

                               (iv) Twenty Two Thousand Dollars ($22,000) shall
                     be paid to Gould & Ratner for its legal fees in connection with the prior $5 million loan from Henry Crown & Company (Not Incorporated) to Seller; and

                               (v) The remaining balance shall be paid to Seller
                     by wire transfer of immediately available funds.

           The amount retained by Buyer pursuant to clause (iii) above shall be paid to Seller simultaneously with payment of the Net Adjustment Payment pursuant to

           Section 2(b)(iv)(D) and may be applied by Buyer against any Net Adjustment Amount owed by Seller to Buyer.

           3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller hereby represents, warrants and covenants to Buyer that:

                     (a) Seller has the full legal authority to enter into this Agreement and to carry out and perform the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights or remedies of creditors' generally and general equitable principles.

                     (b) Seller is the owner of the Transferred Interests free and clear of all liens, claims, pledges, encumbrances and security interests of any kind, nature and description except the Prior Liens.

                     (c) Seller has not at any time prior to the date hereof assigned, sold, transferred or otherwise disposed of any interest in the Company except pursuant to the Security Agreement, LaSalle Collateral Assignment and Foothill Collateral Assignment.

                     (d) Seller has not taken any action as a member, officer or manager of the Company, or otherwise which has resulted or may result in a debt or other obligation of the Company to any person ("Undisclosed Creditor") and the Company, Buyer and the Other Member have no outstanding obligations to Seller or any affiliate of Seller except those obligations set forth in the Purchase Agreement.

                     (e) Seller acknowledges and agrees that it has been given the opportunity to receive and review all information regarding the Company and its assets and business necessary to make an independent determination of the value of the Company and the Purchase Price, that it has received independent counseling as to such value, and that, based upon such review and counseling, the Purchase Price is fair and equitable.

           4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer represents, warrants and covenants to Seller that Buyer has full legal authority to enter into this Agreement and to carry out and perform the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights or remedies of creditors' generally and general equitable principles.

           5.        INDEMNIFICATION.

                     (a) Seller hereby indemnifies and agrees to hold Buyer harmless from and against any and all claims, suits, actions, judgments, liabilities, losses, damages, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and costs arising out of or relating to any breach of the terms of this Agreement by Seller, or arising out of or relating to a breach or misrepresentation of any warranty of Seller contained herein, including without limitation any claim by an Undisclosed Creditor, or with respect to the fulfillment of any of the terms of this Agreement by Seller.

                     (b) Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all claims, suits, actions, judgments, liabilities, losses, damages, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and costs arising out of or relating to any breach of the terms of this Agreement by Buyer, or arising out of or relating to a breach or misrepresentation of any warranty of Buyer contained herein, or with respect to the fulfillment of any of the terms of this Agreement by Buyer.

           6. SELLER'S RELEASES. Seller, on behalf of himself and his successors and assigns, hereby releases and forever discharges the Company, its members, and managers, their direct and indirect owners, officers, directors and employees and their respective successors and assigns of and from any and all claims, causes of action, suits, covenants, damages and demands, whatsoever, in law or in equity, which Seller, its successors and assigns, may have or which may arise in the future against the Company, its members, managers, their direct and indirect owners, officers, directors and employees and their respective successors or assigns in connection with the Transferred Interests, the Company, or any position Seller may have had with the Company. Expressly excluded from the foregoing release are any rights Seller may have arising out of the Purchase Agreement or this Agreement.

           7. NOTICES. All notices for which provision is made in this Agreement shall be in writing and shall be deemed properly served if delivered in person, by facsimile transmission, by prepaid overnight courier or by registered or certified U.S. mail, postage prepaid, return receipt requested, to the following:

              If to Seller, to:      Allied Products Corporation
                                     10 South Riverside Plaza
                                     Chicago, IL  60606
                                     Attn: Corporate Secretary
                                     Facsimile: 312/454-9608

              with a copy to:        Gardner, Carton & Douglas
                                     Quaker Tower
                                     321 North Clark Street
                                     Chicago, IL  60610
                                     Attn: William Morrison, Esq./David
                                       A. Rubenstein, Esq.
                                     Facsimile: 312/644-3381

              If to Buyer, to:       CC Industries, Inc.
                                     222 North LaSalle Street, Suite 1000
                                     Chicago, IL  60601
                                     Attn: William H. Crown
                                     Facsimile: 312/984-1490
              with a copy to:        Gould & Ratner
                                     222 North LaSalle Street, Suite 800
                                     Chicago, IL  60601-1086
                                     Attn: David M. Arnburg, Esq.
                                     Facsimile: 312/236-3241

           Or to such other address as such party may indicate by notice delivered to the other parties hereto. All notices properly given as aforesaid shall be deemed to be received by the addressee on the date of delivery if delivered in person, by facsimile transmission or overnight courier and three
(3) days after the date of the postmark if mailed.

           8.        MISCELLANEOUS.

                     (a) The terms and provisions hereof shall inure to the benefit of and be binding upon the undersigned and their respective successors and assigns.

                     (b) The invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof.

                     (c) This Agreement constitutes the entire agreement between the parties with reference to the subject matter hereof and may not be changed or modified orally, and unless expressly contained herein, no warranties, representations or covenants shall be implied.

                     (d) All of the representations, warranties, covenants, agreements, terms and provisions of this Agreement shall survive the sale of the Transferred Interests.

                     (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

                     (f) From time to time, if requested by Buyer, and without further consideration, Seller will execute and deliver such further instruments, conveyances, or documents of title, and take such other action as Buyer may reasonably request in order to more effectively and fully convey and transfer to Buyer the Transferred Interests.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                           SELLER:

                           ALLIED PRODUCTS CORPORATION

                           By: /s/ Mark C. Standefer
                               -----------------------------------
                               Its: Senior Vice President
                                    ------------------------------

                           BUYER:

                           CC INDUSTRIES, INC.

                           By: /s/ John J. Sobota
                               -----------------------------------
                               Its: Vice President
                                    ------------------------------

                                     CONSENT

           BHI hereby consents to the foregoing Agreement of Sale of Membership Interest.

                           BUSH HOG INVESTORS, L.L.C.
                           by Henry Crown & Company (Not Incorporated), its manager

                           By: /s/ John J. Sobota
                               ------------------------------------
                                    a general partner

                                    EXHIBIT A

                    MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

           This MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT ("Assignment") is made this 26th day of June, 2000, by and between Allied products Corporation ("Assignor") and CC Industries, Inc. ("Assignee").

                              W I T N E S S E T H:

           WHEREAS, Assignor and Assignee are parties to a certain Agreement of Sale of Membership Interests ("Agreement") dated as of June 26, 2000; and

           WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign and deliver to Assignee, and Assignee desires to accept from Assignor, membership interests constituting Nineteen and 9/10 percent (19.9%) of the Membership Interests ("Transferred Interests") of Bush Hog, L.L.C., a Delaware limited liability company (the "Company").

           NOW, THEREFORE, for such good and valuable consideration as set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms of the Agreement, Assignor and Assignee agree as follows:

           1. Assignor hereby assigns and transfers to Assignee the Transferred Interests, and Assignee hereby accepts such assignment and assumes all of Assignor's obligations to the Company accruing from and after the date hereof (except as set forth in the Agreement); and Assignee hereby becomes a Member owning a Nineteen and 9/10 percent (19.9%) interest in the Company, in addition to all other interests in the Company owned by Assignee.

           2. Assignor hereby warrants to Assignee that he has full power and authority to make this Assignment and that Assignor has good title to the Transferred Interests free and clear of all liens, claims, security interests and encumbrances.

           3. In the event of any conflict between the terms and provisions of this Assignment and the Agreement, the terms and provisions of the Agreement shall control.

           IN WITNESS WHEREOF, the undersigned have executed this Membership Interest Assignment Agreement this 26th day of June, 2000.

                                    ASSIGNOR:

                                    Allied products Corporation

                                    By:
                                        ------------------------------
                                        Its:
                                             -------------------------

                                    ASSIGNEE:

                                    CC Industries, Inc.

                                    By:
                                        ------------------------------
                                        Its:
                                             -------------------------


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